UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 23, 2007

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b)	On July 23, 2007, the Audit Committee of the Board of Directors of SigmaTel, Inc. (“SigmaTel”) approved, and SigmaTel engaged, BDO Seidman, LLP (“BDO Seidman”) as SigmaTel’s independent registered public accounting firm.

During SigmaTel’s two fiscal years ended December 31, 2006 and 2005, and through July 23, 2007, neither SigmaTel, nor anyone on its behalf, consulted with BDO Seidman with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SigmaTel’s consolidated financial statements, and no written report or oral advice was provided by BDO Seidman to SigmaTel that BDO Seidman concluded was an important factor considered by SigmaTel in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On July 24, 2007, Daniel P. Mulligan notified us of his decision to resign from his position as Senior Vice President of Technology and Strategy of SigmaTel, effective July 31, 2007. Mr. Mulligan has agreed to assist SigmaTel, as needed, to transition his role over the two months following his resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2007
SIGMATEL, INC.

	By:	/s/ R. Scott Schaefer
R. Scott Schaefer
Vice President of Finance and Chief Financial Officer

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